Exhibit 32.2

CERTIFICATON OF PRINCIPAL FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to
§ 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Hemagen Diagnostics, Inc. on Form 10-Q for the period ending December 31, 2010, the (“Report”),I, Catherine M. Davidson, certify, pursuant to 18 U.S.C. § 906 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Catherine M. Davidson
Catherine M. Davidson
Controller
(Principal Financial Officer)

February 9, 2011

A signed original of this written statement required by Section 906 has been provided to Hemagen Diagnostics, Inc. and will be retained by Hemagen Diagnostics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.